MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member)
November 1, 1999 through December 31, 1999


Date of 				      Price Per	Total    % of Offering	Underwriter or Dealer
Offering Security			Shares	Share	Value	     Purchased	from Whom Purchased

Active International Allocation
11/01/99 ENEL Societa per Azioni	374,980 $4.51 	$1,691,669 	0.01%	Merrill
 Lynch

Asian Equity
11/12/99 I-Cable Communications		9,800 	$27.00 	$264,600 	0.12%	Merrill Lynch

Emerging Markets
11/16/99 SAPPI Ltd.			278,900 $8.32 	$2,320,579 	0.72%	Deutsche Bank

Equity Growth
11/08/99 Charter Communications		205,800 $19.00 	$3,910,200 	0.12%	Golman
Sachs, Bear Stearns & Co. Inc.,
										Donaldson, Lufkin & Jenrette
11/09/99 Expedia Inc.			17,800 	$14.00 	$249,200 	0.34%	Goldman Sachs
11/09/99 United Parcel Service of Amer	60,600 	$50.00 	$3,030,000 	0.06%
Goldman Sachs, C.S. First Boston
11/16/99 Virata Corp.			5,100 	$14.00 	$71,400 	0.10%	SBC Warburg,
Dillon Reed & Co., Inc.
11/17/99 Agilent Technologies		44,100 	$30.00 	$1,323,000 	0.06%	C.S.
First Boston, Lehman Brothers,
										Salomon Smith Barney
11/17/99 Metasolv Software Inc.		3,000 	$19.00 	$57,000 	0.06%	Robertson
Stephens & Co.
11/18/99 Cacheflow			3,100 	$24.00 	$74,400 	0.06%	C.S. First Boston
11/18/99 I-Cable Communications		11,800 	$27.00 	$318,600 	0.15%	Merrill
 Lynch
11/22/99 NDS				6,300 	$20.00 	$126,000 	0.07%	Allen & Co.
12/01/99 McAfee.com			7,500 	$12.00 	$90,000 	0.12%	Robertson Stephens & Co.
12/09/99 Frocmarkets			2,800 	$48.00 	$134,400 	0.08%	Goldman Sachs
12/09/99 Tularik			20,700 	$14.00 	$289,800 	0.33%	Lehman Brothers
12/15/99 Infonet Services		71,600 	$21.00 	$1,503,600 	0.14%	Goldman
Sachs, Lehman Brothers,
										Merrill Lynch, Salomon Smith Barney,
										SBC Warburg, Dillon Reed & Co., Inc.,
										ABN Amro

Focus Equity
11/08/99 Charter Communications		26,200 	$19.00 	$497,800 	0.02%	Salomon
Smith Barney
11/09/99 Expedia Inc.			2,300 	$14.00 	$32,200 	0.04%	Goldman Sachs
11/09/99 United Parcel Service of Amer	7,800 	$50.00 	$390,000 	0.01%	C.S.
First Boston
11/16/99 Virata Corp.			700 	$14.00 	$9,800 		0.01%	C.S. First Boston
11/17/99 Agilent Technologies		5,600 	$30.00 	$168,000 	0.01%	Merrill Lynch
11/17/99 Metasolv Software Inc.		400 	$19.00 	$7,600 		0.01%	Robertson
Stephens & Co.
11/18/99 Cacheflow			400 	$24.00 	$9,600 		0.01%	C.S. First Boston
11/18/99 I-Cable Communications		1,500 	$27.00 	$40,500 	0.02%	Merrill Lynch
11/22/99 NDS				800 	$20.00 	$16,000 	0.01%	Allen & Co.
12/01/99 McAfee.com			900 	$12.00 	$10,800 	0.01%	Robertson Stephens & Co.
12/09/99 Frocmarkets			300 	$48.00 	$14,400 	0.01%	Donaldson, Lufkin &
Jenrette,
										Goldman Sachs, WIT Capital
12/09/99 Tularik			2,600 	$14.00 	$36,400 	0.04%	Lehman Brothers
12/15/99 Infonet Services		9,200 	$21.00 	$193,200 	0.02%	Merrill Lynch


Small Company Growth
11/03/99 Sandisk			2,100 	$68.00 	$142,800 	0.05%	Merrill Lynch
11/08/99 Charter Communications		10,300 	$19.00 	$195,700 	0.01%	McDonald &
 Co.
11/09/99 Expedia Inc.			900 	$14.00 	$12,600 	0.02%	Goldman Sachs
11/09/99 United Parcel Service of Amer	3,100 	$50.00 	$155,000 	0.00%	C.S.
First Boston, Utendhal Capital
										Partners
11/16/99 Virata Corp.			300 	$14.00 	$4,200 		0.01%	C.S. First Boston
11/17/99 Agilent Technologies		2,600 	$30.00 	$78,000 	0.00%	Goldman Sachs
11/17/99 Metasolv Software Inc.		200 	$19.00 	$3,800 		0.00%	Jefferies & Co.
11/18/99 Cacheflow			200 	$24.00 	$4,800 		0.00%	Robertson Stephens & Co.
11/18/99 I-Cable Communications		700 	$27.00 	$18,900 	0.01%	Lehman Brothers
11/22/99 NDS				400 	$20.00 	$8,000 		0.00%	Merrill Lynch
12/01/99 McAfee.com			500 	$12.00 	$6,000 		0.01%	Hambrecht & Quist
12/09/99 Frocmarkets			200 	$48.00 	$9,600 		0.01%	WIT Capital
12/09/99 Tularik			1,400 	$14.00 	$19,600 	0.02%	J.P. Morgan
12/15/99 Infonet Services		5,000 	$21.00 	$105,000 	0.01%	Merrill Lynch

Technology
11/03/99 Sandisk			7,700 	$68.00 	$523,600 	0.17%	First Union Capital,
Merrill Lynch,
										Robertson Stephens & Co.
11/08/99 Charter Communications		11,100 	$19.00 	$210,900 	0.01%	Bear Stearns
& Co. Inc.
11/09/99 Expedia Inc.			1,000 	$14.00 	$14,000 	0.02%	Goldman Sachs
11/09/99 United Parcel Service of Amer	3,300 	$50.00 	$165,000 	0.00%	Merrill
Lynch
11/16/99 Virata Corp.			300 	$14.00 	$4,200 		0.01%	C.S. First Boston
11/17/99 Agilent Technologies		2,500 	$30.00 	$75,000 	0.00%	Goldman Sachs
11/17/99 Metasolv Software Inc.		200 	$19.00 	$3,800 		0.00%	Robertson
Stephens & Co.
11/18/99 Cacheflow			200 	$24.00 	$4,800 		0.00%	Dain Bosworth
11/18/99 I-Cable Communications		700 	$27.00 	$18,900 	0.01%	Lehman Brothers
11/22/99 NDS				400 	$20.00 	$8,000 		0.00%	Allen & Co.
12/01/99 McAfee.com			400 	$12.00 	$4,800 		0.01%	Hambrecht & Quist
12/09/99 Frocmarkets			200 	$48.00 	$9,600 		0.01%	Goldman Sachs
12/09/99 Tularik			1,400 	$14.00 	$19,600 	0.02%	SBC Warburg, Dillon Reed &
Co., Inc.
12/15/99 Infonet Services		4,300 	$21.00 	$90,300 	0.01%	Merrill Lynch,
 SBC Warburg

Value Equity
11/08/99 Charter Communications		10,100 	$19.00 	$191,900 	0.01%	Bear Stearns
& Co. Inc.
11/09/99 United Parcel Service of Amer	3,000 	$50.00 	$150,000 	0.00%
	Merrill Lynch
11/17/99 Agilent Technologies		2,100 	$30.00 	$63,000 	0.00%	Goldman Sachs
12/15/99 Infonet Services		2,900 	$21.00 	$60,900 	0.01%	Merrill Lynch

* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.